Exhibit 99.1

EDGEWISE THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On May 31, 2026, Edgewise Therapeutics, Inc. (“Edgewise” or the “Company”) entered into a definitive Asset Purchase Agreement (the “APA”) with Servier Pharmaceuticals LLC and Les Laboratoires Servier (together, “Servier” or the “Buyers”), pursuant to which Servier acquired the Company's sevasemten muscular dystrophy program, including the related intellectual property, know-how, select employees, contracts, regulatory filings and clinical data (the “Transaction”). On July 10, 2026, the Company completed the Transaction. Following the closing of the Transaction, Edgewise is a cardiovascular-focused company, with a pipeline comprised of EDG-7500, EDG-15400 and EDG-003. Under the terms of the APA, the Company received $1.55 billion in upfront cash consideration and is eligible to receive up to $1.1 billion in additional regulatory and commercial milestone payments, for aggregate potential consideration of up to $2.65 billion.

The disposed assets do not meet the definition of a business under U.S. generally accepted accounting principles ("U.S. GAAP"). Accordingly, the Transaction is accounted for as a sale of nonfinancial assets. Because the Transaction constitutes a significant disposition for purposes of Item 2.01 of Form 8-K, the Company has prepared the following unaudited pro forma condensed financial information in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed balance sheet as of March 31, 2026 gives effect to the Transaction as if it had occurred on March 31, 2026. The unaudited pro forma condensed statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 give effect to the Transaction as if it had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed financial information is derived from, and should be read together with, the Company’s audited financial statements, related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended December 31, 2025 included in its Annual Report on Form 10-K filed February 26, 2026, and its unaudited condensed financial statements, related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as of and for the three months ended March 31, 2026 included in its Quarterly Report on Form 10-Q filed May 7, 2026.

The pro forma adjustments are based on currently available information and certain assumptions that management believes are reasonable. The historical financial information has been adjusted to give effect to transaction accounting adjustments include all necessary transaction accounting adjustments, including those that are not expected to have a continuing impact. The transaction accounting adjustments giving effect to the sale of the sevasemten program in the unaudited pro forma condensed financial information include:

•	the receipt of $1.55 billion of upfront cash consideration payable at closing under the APA;

•	the derecognition of the assets and liabilities of the disposal group transferred to, and assumed by, Servier;

•	the recognition of the estimated gain on the sale;

•	the elimination of operating expenses and personnel-related costs directly attributable to the sevasemten program that will not continue following the Transaction;

•	the estimated income tax effect of the Transaction and of the pro forma adjustments;

•	the net impact of the Transition Services Agreement entered into with Servier; and

•	estimated transaction-related employee separation and related benefit costs.

The upfront cash consideration reflects the amount payable at closing. The up to $1.1 billion of contingent regulatory and commercial milestones is excluded from the pro forma gain, as it remains constrained for recognition purposes until it is probable that a significant reversal will not occur, a threshold not met for milestones dependent on future approvals or sales outside the Company's control. The unaudited pro forma condensed financial information does not reflect any anticipated cost savings, dis-synergies or other operating efficiencies that may result from the Transaction, and is not necessarily indicative of the results of operations or financial position that would have been achieved had the Transaction occurred on the dates indicated, nor is it indicative of future results. Actual amounts could differ materially from these estimates.

EDGEWISE THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

AS OF MARCH 31, 2026

(In thousands, except share and per share data)

(Unaudited)

	Edgewise Historical (As Reported)	Transaction Accounting Adjustments	Note	Pro Forma
Assets
Current assets
Cash and cash equivalents	$33,211	1,499,220	(A), (G)	1,532,431
Marketable securities, available for sale	466,351			466,351
Prepaid expenses and other assets	10,230	(4,055)	(B)	6,175
Total current assets	509,792	1,495,165		2,004,957

Property and equipment, net	7,396			7,396
Operating lease right-of-use asset	1,334			1,334

Total assets	518,522	1,495,165		2,013,687

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$7,293	(4,310)	(B)	2,983
Accrued compensation	5,678	(780)	(G)	4,898
Accrued other expenses	8,555	(5,246)	(B)	3,309
Operating lease liability, current portion	1,017			1,017
Income taxes payable		225,856	(E)	225,856
Deferred income – transition services, current portion		5,364	(F)	5,364
Total current liabilities	22,543	220,884		243,427
Operating lease liability, net of current portion	2,776			2,776
Deferred income – transition services		12,516	(F)	12,516

Total liabilities	25,319	233,400		258,719

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.0001 par value per share; 200,000,000 shares authorized and no shares issued or outstanding as of March 31, 2026	-			-
Common stock, $.0001 par value per share; 1,000,000,000 shares authorized as of March 31, 2026; 107,481,522 shares shares issued and outstanding as of March 31, 2026	10			10
Additional paid-in capital	1,088,829			1,088,829
Accumulated other comprehensive income (loss)	(252)			(252)
(Accumulated deficit) / retained earnings	(595,384)	1,261,765	(C)	666,381
Total stockholders’ equity	493,203	1,261,765		1,754,968

Total liabilities and stockholders’ equity	$518,522	1,495,165		2,013,687

See accompanying notes to unaudited pro forma condensed financial information.

EDGEWISE THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2026

(In thousands, except share and per share data)

(Unaudited)

	Edgewise Historical (As Reported)	Transaction Accounting Adjustments	Note	Pro Forma
Operating expenses
Research and development	$42,651	(15,946)	(D), (F)	26,705
General and administrative	11,464	(1,554)	(D), (F)	9,910
Total operating expenses	54,115	(17,500)		36,615

Loss from operations	(54,115)	17,500		(36,615)

Other income
Interest income	5,102			5,102
Other income	-	3,576	(F)	3,576
Total other income	5,102	3,576		8,678

Net loss	(49,013)	21,076		(27,937)

Other comprehensive income (loss):
Unrealized gain on available-for-sale securities, net	(929)			(929)
Total comprehensive loss	$(49,942)	21,076		(28,866)

Net loss per share, basic and diluted	$(0.46)			(0.27)
Weighted-average shares outstanding, basic and diluted	107,116,709			107,116,709

See accompanying notes to unaudited pro forma condensed financial information.

EDGEWISE THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2025

(In thousands, except share and per share data)

(Unaudited)

	Edgewise Historical (As Reported)	Transaction Accounting Adjustments	Note	Pro Forma
Operating expenses
Research and development	$151,389	(57,852)	(D), (F)	93,537
General and administrative	40,017	(3,388)	(D), (F)	36,629
Total operating expenses	191,406	(61,240)		130,166

Loss from operations	(191,406)	61,240		(130,166)

Other income
Interest income	23,611			23,611
Other income	-	14,304	(F)	14,304
Gain on sale of sevasemten program	-	1,487,621	(C)	1,487,621
Total other income	23,611	1,501,925		1,525,536

Net income (loss) before income taxes	(167,795)	1,563,165		1,395,370
Income tax expense / (benefit)	-	259,843	(E)	259,843

Net income (loss)	(167,795)	1,303,322		1,135,527

Other comprehensive income (loss):
Unrealized gain on available-for-sale securities, net	257			257
Total comprehensive income (loss)	$(167,538)	1,303,322		1,135,784

Net earnings (loss) per share, basic and diluted	$(1.63)			11.03
Weighted-average shares outstanding, basic and diluted	102,930,744			102,930,744

See accompanying notes to unaudited pro forma condensed financial information.

EDGEWISE THERAPEUTICS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

(In thousands, unless disclosed otherwise)

(Unaudited)

Note 1 — Basis of Presentation

The unaudited pro forma condensed financial information has been prepared in accordance with Article 11 of Regulation S-X. The historical financial information has been adjusted to give effect to transaction accounting adjustments include all necessary transaction accounting adjustments, including those that are not expected to have a continuing impact. The sevasemten program has historically been an in-process research and development program and the Company expenses research and development costs as incurred and, accordingly, sevasemten carries no capitalized intangible or in-process research and development balance on the historical balance sheet. The operations of the disposal group did not meet the criteria to be presented as discontinued operations. Amounts are presented in thousands unless otherwise noted.

Note 2 — Transaction Accounting Adjustments

(A) Upfront Cash Proceeds — Reflects the receipt of $1,550,000 of upfront cash consideration payable at closing under the APA, less $50,000 of estimated transaction costs directly attributable to the Transaction and paid at closing and less $780 of transaction-related employee payments the Company remains obligated to settle at closing (see note (G)), resulting in a net increase in Cash and cash equivalents of $1,499,220. The estimated transaction costs are also reflected as a reduction of the gain on sale (see note (C)). Amounts that may be earned in the future under the milestone provisions are excluded from the pro forma adjustments.

(B)  Derecognition of Net Liabilities Assumed — Reflects the derecognition of the assets and liabilities of the disposal group transferred to, and assumed by, Servier under the APA. The disposal group comprises prepaid expenses and other assets, accounts payable and accrued other expenses. Because the sevasemten intellectual property, know-how, regulatory filings, clinical data and related contracts were internally generated and the related costs were expensed as incurred, no intangible asset is derecognized. The following table summarizes the carrying value of the assets disposed and liabilities assumed in connection with the Transaction:

(in thousands)	As of March 31, 2026
Prepaid expenses and other assets	$4,055
Total Assets	4,055
Accounts payable	4,310
Accrued other expenses	5,246
Total Liabilities	9,556
Net Liabilities	$5,501

(C) Gain on Sale — Reflects the recognition of an estimated $1,487,621 gain on the Transaction, directly attributable to and resulting from the sale of sevasemten to Servier. The gain is calculated as the upfront cash consideration, plus the carrying amount of net liabilities assumed by Servier, less the carrying amount of assets transferred and directly attributable transaction costs, as set forth in the table below. The gain is further reduced by the portion of the total consideration allocated to the Company's below-market transition services obligation, which is deferred as a transition services liability and recognized as the related services are performed, rather than recognized in the gain at closing (see note (F)). The gain is nonrecurring and is not expected to have a continuing impact on the Company's operations. Because the pro forma statement of operations for the year ended December 31, 2025 assumes the Transaction occurred on January 1, 2025, the same estimated gain is presented as a separate line item in that statement of operations and is reflected within the accumulated deficit (retained earnings) balance in stockholders' equity on the pro forma balance sheet as of March 31, 2026.

Gain on Sale of Sevasemten Program

(in thousands)
Upfront cash consideration received at closing	$1,550,000
Add: Carrying amount of total liabilities of the disposal group assumed by Servier	9,556
Less: Carrying amount of assets of the disposal group transferred to Servier	4,055
Less: Estimated transaction costs directly attributable to the Transaction	50,000
Less: Consideration allocated to the transition services obligation	17,880
Gain on sale of sevasemten program before income taxes	1,487,621
Less: Estimated income tax effect (see note (E))	225,856
Gain on sale of sevasemten program, net of income taxes	$1,261,765

(D)  Elimination of Divested Operating Expenses — Reflects the elimination of operating expenses directly attributable to the sevasemten program that will not continue following the Transaction, as summarized in the table below. The eliminated expenses comprise (i) external clinical program costs directly attributable to the divested program and (ii) internal personnel-related costs associated with employees who directly support the muscular dystrophy business and who were separated from the Company at the time of the Transaction and may transfer to Servier.

Eliminated operating expenses

(in thousands)	Three months ended March 31, 2026	Year ended December 31, 2025
Research and development	$18,939	$69,821
General and administrative	2,137	5,723
Total operating expenses	$21,076	$75,544

(E)  Income Tax Effect — Reflects the estimated income tax effect of the Transaction and of the pro forma adjustments. Although the Company maintains a full valuation allowance against its deferred tax assets, the estimated taxable gain on the Transaction exceeds the federal and state net operating loss carryforwards and tax credits available to offset it after giving effect to the annual limitations imposed under Section 382 of the Internal Revenue Code. No income tax adjustment is reflected in the pro forma statement of operations for the three months ended March 31, 2026, as the Company is projected to be in a pre-tax loss position for the period. The income tax expense reflected in the pro forma statement of operations (which gives effect to the Transaction as of January 1, 2025) differs from the income taxes payable reflected in the pro forma balance sheet (which gives effect to the Transaction as of March 31, 2026) because each is computed using the taxable income, net operating loss carryforwards and tax attributes available as of the respective assumed transaction date. These amounts are preliminary and subject to change based on the Company's actual results for the period and finalization of the related income tax provision.

(F)  Transition Services Agreement — In connection with the Transaction, and effective at closing, the Company and Servier entered into a Transition Services Agreement (the "TSA") under which the Company will provide specified transitional services to Servier for a period of time following closing. Under the TSA, Servier reimburses the Company for 50% of the FTE costs and 50% of the out-of-pocket third-party costs the Company incurs in performing the services (other than costs under the purchased contracts, which Servier reimburses in full until those contracts transfer). The TSA has an initial term of at least 18 months following closing and may extend to the first marketing approval of sevasemten (including any supplemental approvals for Duchenne muscular dystrophy) or completion of all service periods, with individual services extendable for one additional six-month period.

Because Servier reimburses only 50% of the Company's cost of performing the services, a portion of the total consideration received in the Transaction is attributable to the Company's obligation to provide those services at below-market rates. That portion, estimated at $17,880, is not recognized in the gain at closing (see note (C)). Instead it is recorded as a deferred income – transition services liability and released to income as the related services are performed. Of this amount, $5,364 is expected to be recognized within twelve months and is classified as current, with the remaining $12,516 classified as non-current.

The pro forma statements of operations reflect the TSA on a gross basis: the full cost of performing the services is presented within operating expenses in its natural classification (research and development and general and administrative), and the cash reimbursements from Servier, together with the release of the deferred income liability, are presented within Other income. The pro forma effect of the TSA on the statements of operations is summarized below:

(in thousands)	Three months ended March 31, 2026	Year ended December 31, 2025
Cost of transition services (in operating expense)	$(3,576)	$(14,304)
Reimbursements from Servier (50% of costs) — other income	1,788	7,152
Release of deferred income – transition services — other income	1,788	7,152
Net effect on net income (loss)	$-	$-

The estimated TSA amounts presented reflect only the periods presented and are not necessarily indicative of the costs, reimbursements, or net charges the Company will incur under the TSA in periods after March 31, 2026. The net impact in future periods is expected to vary based on the level of services requested by Servier and to decline as the transition services wind down.

(G) Transaction-Related Employee Separation Costs — Pursuant to the APA, the Company remains responsible for settling $780 of previously accrued employee obligations (accrued annual bonuses and accrued paid time off) relating to employees who were separated from the Company at the time of the Transaction and may transfer to Servier. Because these amounts were already accrued in the historical financial statements, their settlement does not represent an incremental charge to results of operations. The obligation is reflected as a decrease to accrued compensation of $780, with a corresponding reduction of cash and cash equivalents (see note (A)), in the pro forma condensed balance sheet as of March 31, 2026.